Exhibit 99.1

Exhibit 99.1 - News Release – First fiscal quarter ended December 27, 2020.

4600 E. 53rd St.

Davenport, IA 52807

www.lee.net

NEWS RELEASE

Lee Enterprises reports first quarter results

Digital only subscribers totaled 286,000, up 69% compared to prior year

Audience revenue was +1.9% compared to prior year

Strong liquidity position with $37.1 million of cash on the balance sheet

Achieved $103 million in cost synergies, exceeding year-end target

DAVENPORT, Iowa (February 4, 2021) — Lee Enterprises, Incorporated (NYSE: LEE), a leading provider of high quality, trusted, local news, information and a major platform for advertising in 77 markets, today reported first quarter fiscal 2021 financial results(1) for the period ended December 27, 2020. On a GAAP basis, total operating revenue was $211.8 million and net income totaled $16.4 million in the first quarter.

“We are off to a great start in fiscal year 2021 as we continue to improve our operating results mitigating the effects of the pandemic,” said Kevin Mowbray, President and Chief Executive Officer.  “Adjusted EBITDA totaled $40.0 million in the first quarter as we continue to see sequential revenue trend improvement as total operating revenue on a pro forma basis was down 10.9% in the first quarter compared to third and fourth quarter of fiscal year 2020 trends that were down 16.9% and 24.7%, respectively. As we remain focused on executing at a high level in today’s uncertain advertising revenue environment, we are keenly focused on transforming our business models for the long term benefit of our shareholders, our consumers, our advertisers and our employees.”

“To that end, we have made significant progress on our digital transformation strategy. Total digital revenue in the quarter totaled $62.5 million, or 29.4% of our total operating revenue. Digital-only subscriptions continue to grow at a rapid rate – up 69.2% compared to the prior year, and we now have 286,000 paid digital-only subscribers to our products that are helping drive our audience revenue performance. The growth in digital-only subscriptions and digital-only revenue helped drive a 1.9% quarter over quarter growth in subscription revenue.”

“On the advertising side, we are focused on diversifying the products and services that we offer to local advertisers. We are seeing growth at Amplified Agency, our full service digital marketing agency, and in video revenue, which combined posted a 16.5% increase in revenue in the first quarter compared to last year. Additionally, through strong relationships in our local communities, we earned $3.0 million in advertising revenue from state and local political campaigns. Total advertising revenue on a pro forma basis was down 20.0% in the first quarter, a 670 bps sequential trend improvement from the fourth quarter 2020 trends,” Mowbray added.

“TownNews is the digital backbone of our operations and provides a platform for enhancing our product development efforts across the organization. Revenue at TownNews on a standalone basis increased 8.5%, continuing a long line of quarter over quarter revenue growth. With growth in audience revenue and revenue at TownNews, 45% of our total operating revenue is now subscription-based," said Mowbray.

“The first quarter marked a significant milestone in our transformation efforts as we achieved our $100 million cost reduction target,” said Tim Millage, Vice President, Chief Financial Officer and Treasurer. “We established this challenging goal in the spring of last year and we reached our target nine months early. We realized $103 million in cost synergies since the BH Media(4) and Buffalo(4) acquisitions through acquisition integration and efforts to reign in our legacy print cost structure. Strong revenue performance combined with appropriate cost management resulted in Adjusted EBITDA(3) of $40.0 million in the first quarter. With a learner organization, a solid post-pandemic operating strategy and a proven ability to execute give us a lot of optimism as we move past the pandemic and continue to transform into a strong digital subscription business," Millage added.

FIRST QUARTER HIGHLIGHTS

•

Total operating revenue was $211.8 million compared to $122.3 million in the same quarter last year, reflecting the acquisition of BH Media and Buffalo News. On a pro forma basis, total operating revenue was down 10.9% to the same quarter last year.

•

Subscription revenue totaled $90.5 million, a 1.9% increase compared to the prior year. Digital-only subscriptions at the end of the quarter totaled 286,000, or up 69.2% compared to the same period last year.

•

Our audiences remain strong in both print and digital due to our focus on relevant news in our local markets. Monthly average page views totaled 488 million, a 13.2% increase compared to the prior year, and monthly average unique visitors totaled 55 million.

•

Total advertising revenue was $102.6 million, a 20.0% decrease compared to the same quarter last year on a pro forma basis. We improved our advertising revenue trends sequentially 670 bps compared to fourth quarter 2020 trends.

•	Revenue at TownNews increased 8.5% in the first quarter and revenue over the last twelve months totaled $25.6 million.
•	Total digital revenue, including digital advertising, digital subscription revenue and digital services, was $62.5 million and represented 29.4% of our operating revenue.
•

Operating expenses totaled $192.5 million and Cash Costs (3) on a pro forma basis were down 10.1%. Since the acquisition in March 2020, we achieved $103 million of cash cost synergies, reaching our target established for September 2021.

•

Due to changes in one of our employee contracts, we recognized a $23.8 million noncash curtailment gain associated with elimination of retiree medical benefits. Additionally, we recognized a $12.3 million liability associated with the withdrawal from a multiemployer pension plan. Payments toward the liability are made over 20-years.

•	Net Income totaled $16.4 million and Adjusted EBITDA totaled $40.0 million.

DEBT AND FREE CASH FLOW

On March 16, 2020, the Company closed on the comprehensive refinancing of all of its outstanding debt(4). The $576 million in financing has a fixed annual interest rate of 9.0%, mandatory payments based on the Company’s Excess Cash Flow(4), no financial performance covenants and a 25-year maturity.

As of and for the 13-weeks ended December 27, 2020:

•	The principal amount of debt totaled $523.6 million, a $52.4 million reduction since the March 2020 refinancing.
•	Cash on the balance sheet totaled $37.1 million.
•	Excess Cash Flow for the first quarter totaled $17.1 million and was used to repay debt in the second quarter.
•	Capital expenditures totaled $1.6 million. For 2021, we expect capital expenditures to total $9.6 million.
•	For 2021, we expect cash paid for income taxes to total between $4 and $6 million.
•	Pension contributions totaled $400,000. For 2021, we expect pension contributions to total $3.2 million.

CONFERENCE CALL INFORMATION

As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay two hours later. Several analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. The call also may be monitored on a listen-only conference line by dialing (toll free) 800-309-1256 and entering a conference passcode of 693958 at least five minutes before the scheduled start. Participants on the listen-only line will not have the opportunity to ask questions.

ABOUT LEE

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.2 million, and our legacy websites, including acquisitions, reach more than 55 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Revenues may continue to diminish or declines in revenue could accelerate as a result of the COVID-19 pandemic;
•	Revenues may continue to be diminished longer than anticipated as a result of the COVID-19 pandemic;
•	The COVID-19 pandemic may result in material long-term changes to the publishing industry which may result in permanent revenue reductions for the Company and other risks and uncertainties;
•	We may experience increased costs, inefficiencies and other disruptions as a result of the COVID-19 pandemic;
•	We may be required to indemnify the previous owners of the BH Media or the Buffalo for unknown legal and other matters that may arise;
•	Our ability to manage declining print revenue and circulation subscribers;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Significant cyber security breaches or failure of our information technology systems;
•	Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on the NYSE;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Contact:

IR@lee.net

(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	13 Weeks Ended
	December 27,	December 29,	Percent
(Thousands of Dollars, Except Per Share Data)	2020	2019	Change

Advertising and marketing services	102,629	65,727	56.1
Subscription	90,508	41,694	NM
Other	18,680	14,922	25.2
Total operating revenue	211,817	122,343	73.1
Operating expenses:
Compensation	84,163	43,243	94.6
Newsprint and ink	7,992	4,736	68.8
Other operating expenses	81,767	48,462	68.7
Cash costs	173,922	96,441	80.3
Total operating revenue less cash costs	37,895	25,902	46.3
Depreciation and amortization	10,441	6,719	55.4
Assets loss on sales, impairments and other, net	5,222	814	NM
Restructuring costs and other	3,167	1,632	94.1
Operating expenses	192,752	105,606	82.5
Equity in earnings of associated companies	1,743	1,569	11.1
Operating income	20,808	18,306	13.7
Non-operating income (expense):
Interest expense	(11,882)	(11,115)	6.9
Debt financing and administrative costs	—	(1,196)	NM
Curtailment Gain	23,830	0	NM
Pension withdrawal cost	(12,310)	—	NM
Other, net	2,268	1593	NM
Non-operating expenses, net	1,906	(12,311)	NM
Income before income taxes	22,714	7,588	NM
Income tax expense	6,311	1,871	NM
Net income	16,403	5,717	NM
Net income attributable to non-controlling interests	(501)	(397)	26.2
Income attributable to Lee Enterprises, Incorporated	15,902	5,320	NM

Earnings per common share:
Basic	0.28	0.09	NM
Diluted	0.28	0.09	NM

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	13 Weeks Ended
(Thousands of Dollars)	December 27,	December 29,
	2020	2019

Net income	16,403	5,717
Adjusted to exclude
Income tax expense	6,311	1,871
Non-operating expenses, net	(1,906)	10,718
Equity in earnings of TNI and MNI	(1,743)	(1,569)
Loss (gain) on sale of assets and other, net	5,222	814
Depreciation and amortization	10,441	6,719
Restructuring costs and other	3,167	1,632
Stock compensation	220	302
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,890	1,918
Adjusted EBITDA	40,005	28,122

NOTES

(1)

This earnings release is a preliminary report of results for the periods included.  The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.

(2)	Due to the BH Media(4) acquisition, our basis of presentation includes (i) our actual GAAP results, which reflect a full quarter of Lee Legacy(4), BH Media(4) and Buffalo(4) and year-to-date period of Legacy Lee and 28 weeks of results of BHMG and Buffalo, (ii) pro forma results, which reflect the consolidated operations, adjusted as if Lee had owned BH Media and Buffalo for the entire period presented, and (iii) Adjusted EBITDA(3), which is our non-GAAP measure of operating results, calculated based on actual results (with 28 weeks included in the 52 weeks ended September 27, 2020) and on a pro forma basis (assuming BH Media and Buffalo were owned for the entire period).

(3)	The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•

Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.

•

Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.

(4)	On March 16, 2020 (the "Closing Date"), the Company closed the acquisition of the newspaper assets of BH Media Group ("BH Media") and the stock of The Buffalo News, Inc. ("Buffalo"). Legacy Lee refers to the operating assets and results of operations of the Company prior to the Closing Date, and is synonymous with same store results.

(5)	The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.

(6)	TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.